UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement

The Company has entered into an employment agreement with Mr. Bruce Foster, the Registrant’s new Chief Financial Officer. See Item 5.02(e) below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert J. Michel, Chief Financial Officer, has resigned as Chief Financial Officer of Asta Funding, Inc. (the “Company,” “we” or “us”), effective March 9, 2016, to pursue other opportunities. Mr. Michel will remain with the Company until May 10, 2016, to provide transition assistance.

The Company has appointed Mr. Bruce Foster to serve as Chief Financial Officer of the Company, effective as of March 10, 2016. Set forth below is certain information regarding Mr. Foster:

Age	Background	Term
56	Mr. Foster served as the Executive Vice President and Chief Financial Officer of 4Licensing Corporation, a licensing company specializing in youth orientated and specialty markets.	(1)

(1)	Under Delaware law, officers do not serve for a specified term.

Mr. Foster has no family relationship with any executive officer or member of the Board of the Company.

Mr. Foster has not engaged in any transactions with the Company since October 1, 2015.

The Company has entered into an employment agreement with Mr. Bruce Foster, Chief Financial Officer. Under his Agreement, Mr. Foster will serve as Executive Vice President and Chief Financial Officer of the Company. He will receive a base salary of $275,000, subject to annual increase, and be eligible to receive cash and non-cash bonuses in the discretion of the Board of Directors or a duly constituted committee of the Board. He will also be entitled to participate in any other benefit plans established by the Company for executive employees. Mr. Foster’s Agreement has an 18 month non-compete and non-solicitation provision.

The Agreement has a one (1) year term, and the term will be extended by one year on each anniversary date of the Agreement unless either party, at least 90 days prior to an anniversary dates, provides the other party with notice of its intention not to extend the term of the Agreement.

Under the Agreement, Mr. Foster can be terminated with or without “cause” , as defined in the Agreement. In the event he is terminated without “cause”, he will receive severance equal to three (3) months of his then current base salary. In the event of a change in control of the Company, Mr. Foster will receive a lump sum payment equal to two times his then current base salary.

The employment agreement with Mr. Bruce Foster, is attached as Exhibit 10.1

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. held on March 9, 2016, the holders of our outstanding stock took the actions described below. As of the record date, January 26, 2016, for the annual meeting, 12,116,877 shares of common stock were issued and outstanding, each entitled to one vote per share.

1. The stockholders elected Gary Stern, David Slackman, Edward Celano, Harvey Leibowitz, and Louis A. Piccolo to serve on our board of directors for a one-year term. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Gary Stern	4,413,202	1,999,982	99,699
David Slackman	4,739,593	1,673,591	99,699
Edward Celano	4,651,826	1,761,358	99,699
Harvey Leibowitz	4,738,366	1,674,818	99,699
Louis A. Piccolo	4,650,210	1,762,974	99,699

2. The stockholders also approved a proposal to ratify the selection of WeiserMazars LLP as our independent auditor for the 2016 fiscal year. The voting results for this proposal were 6,498,868 shares for, 13,365 shares against, and 380 shares abstained.

Item 9.01	Exhibits

Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

No.	Description

10.1	Employment Agreement Mr. Bruce Foster

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 15, 2016	By:	/s/ Gary Stern
Gary Stern
Chief Executive Officer